Joint Filer Information and Signature
Joint Filers:

1. Name:	Northwater Capital Management Inc.
Address:	161 Bay Street, Suite 4000, Toronto, Ontario, Canada M5J 2S1

NORTHWATER CAPITAL MANAGEMENT INC.

	By: /s/ Daniel Mills	December 5, 2016
Name: Daniel Mills
Title: Managing Director

	By: /s/ David Patterson ___	December 5, 2016
Name: David Patterson
Title: Chair and Chief Executive Officer

2. Name:	Northwater Intellectual Property Fund L.P. 1
Address:	161 Bay Street, Suite 4000, Toronto, Ontario, Canada M5J 2S1

NORTHWATER INTELLECTUAL PROPERTY FUND L.P. 1
BY: NORTHWATER IP 1 GP INC., ITS GENERAL PARTNER

	By: /s/ Daniel Mills	December 5, 2016
Name: Daniel Mills
Title: Managing Director

	By: /s/ David Patterson ___	December 5, 2016
Name: David Patterson
Title: Chair and Chief Executive Officer